                              [FACE OF SECURITY]

REGISTERED                                                            REGISTERED

No. FXR-

CUSIP
                        THE BLACK & DECKER CORPORATION
                          MEDIUM TERM NOTE, SERIES A
                                 (Fixed Rate)

    If the registered owner of this Security is the Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

    If the registered owner of this Security is the Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:                 INTEREST RATE:                                 STATED MATURITY:

SPECIFIED CURRENCY:                  OPTION TO ELECT PAYMENT IN U.S.                AUTHORIZED DENOMINATIONS (if
                                     DOLLARS (only applicable if Specified          Specified Currency is U.S. dollars):
                                     Currency is other than U. S. dollars):         $1,000 and any integral multiple of
                                                                                    $1,000 in excess thereof

                                           [_]  Yes      [_]  No                    (if Specified Currency is other than
                                                                                    U.S. dollars):

CURRENCY DETERMINATION
AGENT:                                     THIS SECURITY IS A:

                                          [_]  Global Security

                                          [_]  Certificated Security (only
                                               applicable if Specified Currency
                                               is other than U.S. dollars)
INTEREST PAYMENT DATES:



REDEMPTION DATE(S):                   REDEMPTION PRICE(S):



REPAYMENT DATE(S):                    REPAYMENT PRICE(S):



ORIGINAL ISSUE DISCOUNT SECURITY:     OTHER PROVISIONS:

[_] Yes    [_] No


  The Black & Decker Corporation, a Maryland corporation (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Insert if the Security is to be a global Security -- Cede & Co., as nominee for The Depository Trust Company] [____________________________], or registered assigns, the principal amount stated above at Stated Maturity shown above [If the Security is to bear interest prior to Stated Maturity, insert --, and to pay interest thereon from the Original Issue Date shown above or, in the case of a Security issued upon registration of transfer or exchange, from the most recent Interest Payment Date to which interest has been paid or duly provided for, on [_______] of each year and at Stated Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum set forth above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [________ ] (whether or not a Business Day), as the case may be, next preceding the [_________] Interest Payment Dates; provided, however, that interest payable at Stated Maturity or upon redemption will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

  [If the Security is not to bear interest prior to Stated Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in the payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the interest rate per annum specified above (or, if this Security is an Original Issue Discount Security, the Yield to Maturity specified above) (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the interest rate per annum specified above (or, if this Security is an Original Issue Discount Security, the Yield to Maturity specified above) (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

  The principal of (and premium, if any) and interest on this Security are payable by the Corporation in currency or units based on or relating to currencies as specified above (the "Specified Currency"). If the Specified Currency is other than United States dollars, the Holder hereof may, if so indicated above, elect to have all such payments converted into United States dollars in the manner described on the reverse side hereof by delivery of a written election with signature guarantees to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to the Stated Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Security may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to the Stated Maturity, as the case may be (but no such revocation may be made with respect to payments to be made on such a Security if an Event of Default has occurred with respect thereto or upon the giving of a notice of redemption).

  The Corporation will appoint and at all times maintain a Paying Agent (which may be the Trustee) authorized by the Corporation to pay the principal of (and premium, if any) and interest on any Securities of this series on behalf of the Corporation and having an office or agency in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Corporation has initially appointed Marine Midland Bank as such Paying Agent, with its Corporate Trust Office currently at 140 Broadway, Level A, New York, New York 10005-1180, Attention:
Corporate Trust Operations. The Corporation will give prompt written notice to the Trustee of any change in such appointment.

  Payment of the principal of (and premium, if any) and any interest on this Security due at Maturity in United States dollars will be made in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Paying Agent, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest and, in the case of amortizing notes, principal (and premium, if any) on this Security to be made in United States dollars (other than at Maturity) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the relevant Regular Record Date or, under certain circumstances at the option of the Corporation, by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person and maintained with a bank located in the United States. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent not less than 15 Business Days prior to the applicable Interest Payment Date.

  [Insert in place of the preceding paragraph if the Security is to be a global Security -- Funds for the payment of the principal of (and premium, if any) and interest on this Security due in United States dollars on any Interest Payment Date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will pay such funds to the Depositary (referred to on the reverse hereof), and the Depositary will allocate and pay such funds to the owners of beneficial interests in this Security in accordance with standing instructions and customary practices.]

  All payments of principal of (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth on the reverse hereof.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:                                THE BLACK & DECKER CORPORATION



[CORPORATE SEAL]                      By: _______________________________
                                          Nolan D. Archibald
                                          Chairman, President and
                                          Chief Executive Officer


                                      By:_________________________________
                                      Barbara B. Lucas
                                      Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in, and issued under, the Indenture described herein.

MARINE MIDLAND BANK,
 as Trustee



By_____________________________________
      Authorized Signatory

                               [BACK OF SECURITY]

                         THE BLACK & DECKER CORPORATION
                           MEDIUM TERM NOTE, SERIES A
                                  (Fixed Rate)



  This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of ______ __, 1994, as supplemented from time to time (herein called the "Indenture"), among the Corporation and Marine Midland Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be denominated in different currencies, bear different dates, mature at different times and bear interest at different rates. The Securities of this series may be issued from time to time in an aggregate initial offering price not to exceed $500,000,000 (or the equivalent thereof in one or more foreign denominated currencies or units based on or relating to currencies (including European Currency Units), subject to reduction, under certain circumstances, as the result of the sale of other securities of the Corporation under the Prospectus).

  Interest payments for this Security will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

  Any payment on this Security due on any day which is not a Business Day in The City of New York (and, if the Specified Currency shown on the face hereof is other than United States dollars, in the country issuing such Specified Currency (or, for European Currency Units ("ECUs"), Brussels)) need not be made on such day, but may be made on the next succeeding Business Day in The City of New York (and, if the Specified Currency on the face hereof is other than United States dollars, in the country issuing such Specified Currency (or, for ECUs, Brussels)) with the same force and effect as if made on such due date, and no interest shall be payable on the date of payment for the period from and after such due date.

  "Business Day", for any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is neither a legal holiday nor a day on which banking institutions in such location are authorized or obligated by law to close.

  Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Corporation before the Stated Maturity specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Corporation, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular referred to on the face hereof or as otherwise provided in the Indenture. The Corporation may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is an Authorized Denomination as defined herein. In the event of any redemption in part, the Corporation will not be required to (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of a mailing of a notice of redemption of Securities for redemption and ending at the close of business on the date of the mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any Security, or any portion thereof, selected for redemption, except the unredeemed portion of any Security being redeemed in part.

  Unless one or more Repayment Dates is specified on the face hereof, this Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity specified on the face hereof. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at a price equal to 100% of the principal amount hereof or, if this Security is an Original Issue Discount Security (as specified on the face hereof), the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates referred to on the face hereof, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive at the Corporate Trust Office, at least 30 days but not more than 45 days prior to the Repayment Date on which this Security is to be repaid, (i) this Security with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Repayment" on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if this Security with such form duly completed is received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable, except a Holder who has tendered this Security for repayment pursuant to a Reset Notice or an Extension Notice (each as defined in the Prospectus Supplement related hereto). The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment must be an Authorized Denomination as defined herein. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option.

  In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.

  If the Specified Currency is other than United States dollars and the Holder has exercised its option (if any) to elect payment in United States dollars, payment in respect of this Security shall be made in United States dollars based on the highest dealing quotation in The City of New York received by the Currency Determination Agent as of approximately 11:00 a.m., New York City time, on the second Business Day next preceding the applicable payment date (or, if different, on the Business Day on which the spot trade in the Specified Currency must be executed in order to settle on the payment date) from three (or two if three are not available) recognized foreign exchange dealers in The City of New York selected by the Currency Determination Agent and approved by the Corporation (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer of the Specified Currency for United States dollars, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in such Specified Currency electing to receive United States dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If two such quotations are not available on the applicable Business Day preceding the date of payment of principal (and premium, if any) or interest for any such Security, such payment will be based on the noon daily buying rate in New York City for cable transfer, in the Specified Currency, as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of the applicable Business Day preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be based on the most recently available Market Exchange Rate for the Specified Currency. All currency exchange costs will be borne by the Holders of such Securities by deductions from such payments. The Corporation will appoint and at all times maintain a banking institution that is not an Affiliate of the Corporation as Currency Determination Agent hereunder. The Corporation has initially appointed Marine Midland Bank as such Currency Determination Agent and will give prompt written notice to the Trustee of any change in such appointment.

  If the Specified Currency is other than United States dollars and the Holder has not elected to receive payments in United States dollars as described above, payments of principal (and premium, if any) and interest on any Security of this series will be made by wire transfer to an account maintained by the Holder with a bank located in the country issuing the Specified Currency (or, with respect to Securities denominated in ECUs, Brussels) or such other jurisdiction acceptable to the Corporation and the Trustee as shall have been designated in writing at least 15 days prior to the Interest Payment Date or Stated Maturity, as the case may be, by the Holder of such Security on the relevant Regular Record Date or at Maturity; provided, however, that with respect to payments of principal of (and premium, if any) and any interest due at Maturity, this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York, and, unless revoked, any such designation made with respect to any Security by a Holder will remain in effect with respect to any further payments with respect to such Security payable to such Holder. If a payment with respect to any such Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of receipt. The Corporation will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of Securities in respect of which payments are made.

  If payment on this Security is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the

Corporation due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, then all payments due on that due date with respect to this Security shall be made in United States dollars until the Specified Currency is available again. The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Currency Determination Agent on the basis of the noon buying rate for cable transfers for such Specified Currency in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the last date such Specified Currency was available (the "Conversion Date"). Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute an Event of Default under the Indenture.

  If payment on this Security is required to be made in any currency unit (e.g., ECUs) and such currency unit is unavailable in the good faith judgment of the Corporation due to the imposition of exchange controls or other circumstances beyond the Corporation's control, then all payments in respect of this Security shall be made in United States dollars until such currency unit is again available. The amount of each payment in United States dollars shall be computed on the basis of the equivalent of the currency unit in United States dollars, which, as of any date, shall be determined by the Corporation or the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of Conversion Date for such currency unit. The equivalent of the currency unit in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Corporation or the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  All determinations referred to above made by the Corporation or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of this Security.

  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Original Issue Discount Securities, an amount of principal thereof determined in accordance with the provisions of this Security set out in the next paragraph (the "Default Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

 If this Security is an Original Issue Discount Security and if an Event of Default with respect to Securities of this series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the sum of (i) the aggregate principal amount of such Original Issue Discount Security multiplied by the Issue Price plus (ii) the portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Security that has accrued at the Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, but in no event shall the Default Amount of an Original Issue Discount Security exceed its principal amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Corporation's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

  In the event of an official redenomination of a foreign currency (including without limitation, an official redenomination of a foreign currency that is a composite currency) the obligations of the Corporation with respect to payments on Notes denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount for such obligations immediately before such redenomination.

Other Provisions:

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY ATTACHED HERETO, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past or existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the currency or currencies, herein prescribed.

  The Indenture contains provisions, which apply to this Security, for defeasance of (i) the entire indebtedness of this Security and (ii) certain restrictive covenants, subject in either case to compliance by the Corporation with conditions set forth in the Indenture.

  As provided in the Indenture and subject to certain limitations set forth therein (including, in the case of any global Security, certain additional limitations) and as may be set forth on the face hereof, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of Authorized Denominations (as defined below) and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


  The Securities of this series are issuable only in registered form without interest coupons in denominations of (i) if denominated in United States dollars, U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof or (ii) if denominated in a Specified Currency other than United States dollars, the amount of such Specified Currency equivalent, at the Market Exchange Rate on the first Business Day in The City of New York and in the country issuing such currency (or, for ECUs, Brussels) next preceding the Original Issue Date, to U.S. $1,000 (rounded down to an integral multiple of 10,000 units of the Specified Currency) and any greater amount that is an integral multiple of 10,000 units of such Specified Currency (in each case, an "Authorized Denomination"). The Securities of this series may be issued, in whole or in part, in the form of one or more global Securities and issued to The Depository Trust Company as depositary for the global Securities of this series (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor and like terms of a different Authorized Denomination, as requested by the Holder surrendering the same.

  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentation of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

  The Indenture and the Securities endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York.

  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           OPTION TO ELECT REPAYMENT

   TO BE COMPLETED ONLY IF THIS SECURITY PROVIDES THAT IT IS REPAYABLE AT THE
      OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

    The undersigned hereby irrevocably requests and instructs the Corporation to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof or, if the within Security is an Original Issue Discount Security, the applicable Repayment Price specified on the face thereof (expressed as a percentage of the principal amount of the Security) together in the case of any such repayment with interest to the Repayment Date, to the undersigned, at
____________________________________________________________.

    For the within Security to be repaid at the option of the Holder, the Paying Agent must receive at its Corporate Trust Office, at least 30 days but not more than 45 days prior to the Repayment Date on which the within Security is to be repaid, (i) the within Security with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if the within Security with such form duly completed are received by the Paying Agent by such fifth Business Day.

    If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:
______; and specify the denomination or denominations (which must be an Authorized Denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):___________.

Dated:______________          _______________________________________________
                              Signature

                              NOTICE: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

              TEN COM      -         as tenants in common

              TEN ENT      -         as tenants by the entireties

              JT TEN       -         as joint tenants with right of
                                     survivorship and not as tenants
                                     in common

              UNIF GIFT MIN ACT -    _____________   Custodian __________
                                        (Cust)                   (Minor)


                            Under Uniform Gifts to Minors Act


                             ___________________________________
                                         (State)

Additional abbreviations may also be used though not in the above list.

                                ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


[___________]
             ___________________________________________________________________

________________________________________________________________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

the within Security and all rights thereunder, and hereby

irrevocably constitute(s) and appoint(s)________________________________________

________________________________________________________________________________

attorney to transfer said Security on the books of the Corporation, with full power of substitution in the premises.


Dated:______________         ____________________________________________
                             Signature

                             NOTICE: The signature to this Assignment Form must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.